As filed with the Securities and Exchange Commission on March 26, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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INTEL CORPORATION

Exact Name of Registrant as Specified in Its Charter)

Delaware	3674	94-1672743
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification Number)
Incorporation or Organization)	Classification Code Number)

Intel Corporation

2200 Mission College Boulevard, Santa Clara, California 95054-1549

(408) 765-8080

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Intel Corporation

2200 Mission College Boulevard, Santa Clara, California 95054-1549

(408) 765-8080

Attention: Corporate Secretary

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Stewart L. McDowell

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

(415) 393-8200

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐ _________.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐ _________.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $.001 per share	$1,000,000,000	--	$1,000,000,000	$55,800
(1)	The registration fee was computed pursuant to Rule 457(o) under the Securities Act based on the maximum aggregate offering price.
(2)	Omitted pursuant to Rule 457(o).

_______________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 26, 2009

Prospectus

Intel Corporation

$1,000,000,000 of Common Stock

This prospectus relates to $1,000,000,000 of common stock that we may offer and issue from time to time in connection with future acquisitions of other businesses, assets or securities by us or our subsidiaries.

We will determine the amount and type of consideration to be offered and the other specific terms of each acquisition following negotiation by us or our subsidiaries with the owners or controlling persons of the businesses, assets or securities to be acquired. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, cash, notes or assumption of liabilities. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the shares of common stock issued in connection with these transactions will be valued at a price reasonably related to the market value of our common stock either at the time an agreement is reached regarding the terms of the acquisition, at the time we issue the shares, or during some other negotiated period.

We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INTC.” On March 25, 2009, the reported last sale price for the common stock on The Nasdaq Global Select Market was $14.94 per share.

Investing in our common stock involves risk. You should carefully consider the “Risk Factors” beginning on page 2 in determining whether to accept stock as all or part of the purchase price for our acquisition of your business, securities or other assets.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March ___, 2009.

About this Prospectus

This prospectus is a part of a “shelf” registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may from time to time, offer and issue up to $1,000,000,000 of common stock in connection with future acquisitions of other businesses, assets or securities. This prospectus provides a general description of the common stock that we may offer and issue. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. Before investing in the common stock, both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” should be carefully reviewed.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus. Direct your request for copies to Corporate Secretary, Intel Corporation, Mail Stop RNB4-151, 2200 Mission College Boulevard, Santa Clara, CA 95054-1549 (telephone (408) 765-8080). To obtain timely delivery, you must request the information no later than five business days before the date that you must make your investment decision.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide information or make any representation about this offering that is not in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited. Information in this prospectus is correct only as of its date, regardless of when any later offer or sale occurs.

Intel Corporation

We are the world’s largest semiconductor chip maker, based on revenue. We develop advanced integrated digital technology products, primarily integrated circuits, for industries such as computing and communications. Integrated circuits are semiconductor chips etched with interconnected electronic switches. We also develop platforms, which we define as integrated suites of digital computing technologies that are designed and configured to work together to provide an optimized user computing solution compared to ingredients that are used separately. Our goal is to be the preeminent provider of semiconductor chips and platforms for the worldwide digital economy.

We were incorporated in California in 1968 and reincorporated in Delaware in 1989. Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549 and our telephone number is (408) 765-8080.

When used in this prospectus, the terms “the Company,” “Intel,” “issuer,” “we,” “our,”, “us” refer to Intel Corporation and its consolidated subsidiaries, unless otherwise specified.

Risk Factors

You should consider carefully the following risks and the risks described in any documents incorporated by reference herein, including our most recent annual and quarterly reports, before you accept our common stock as all or part of the purchase price for our acquisition of your business, securities or assets. Many of these risks are beyond our control including business cycles and seasonal trends of the computing, semiconductor and related industries. If any one or more of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. These risks are described in detail below or in the documents incorporated by reference herein, including our most recent annual and quarterly reports.

Fluctuations in demand for our products may harm our financial results and are difficult to forecast.

Current uncertainty in global economic conditions poses a risk to the overall economy, as consumers and businesses have deferred and may continue to defer purchases in response to tighter credit and negative financial news, which negatively affects product demand and other related matters. If demand for our products fluctuates as a result of economic conditions or for other reasons, our revenue and gross margin could be harmed. Important factors that could cause demand for our products to fluctuate include:

•	changes in business and economic conditions, including a downturn in the semiconductor industry and/or the overall economy;
•	changes in consumer confidence caused by changes in market conditions, including changes in the credit market, expectations for inflation, and energy prices;
•	changes in the level of customers’ components inventory;
•	competitive pressures, including pricing pressures, from companies that have competing products, chip architectures, manufacturing technologies, and marketing programs;
•	changes in customer product needs;
•	strategic actions taken by our competitors; and
•	market acceptance of our products.

If product demand decreases, our manufacturing or assembly and test capacity could be under-utilized, and we may be required to record an impairment on our long-lived assets, including facilities and equipment, as well as intangible assets, which would increase our expenses. In addition, if product demand decreases or we fail to forecast demand accurately, we could be required to write off inventory or record under-utilization charges, which would have a negative impact on our gross margin. Factory-planning decisions may shorten the useful lives of long-lived assets, including facilities and equipment, and cause us to accelerate depreciation. In the long term, if product demand increases, we may not be able to add manufacturing or assembly and test capacity fast enough to meet market demand. These changes in demand for our products, and changes in our customers’ product needs, could have a variety of negative effects on our competitive position and our financial results, and, in certain cases, may reduce our revenue, increase our costs, lower our gross margin percentage, or require us to recognize impairments of our assets.

The recent financial crisis could negatively affect our business, results of operations, and financial condition.

The recent financial crisis affecting the banking system and financial markets and the going concern threats to financial institutions have resulted in a tightening in the credit markets; a low level of liquidity in many financial markets; and extreme volatility in credit, fixed income, and equity markets. There could be a number of follow-on effects from the credit crisis on our business, including insolvency of key suppliers, resulting in product delays; inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies; counterparty failures negatively impacting our treasury operations; increased expense or inability to obtain short-term financing of our operations from the issuance of commercial paper; and increased impairment charges due to declines in the fair values of marketable debt or equity investments. The current volatility in the financial markets and overall economic uncertainty increase the risk that the actual amounts realized in the future on our debt and equity investments will differ significantly from the fair values currently assigned to them.

The semiconductor industry and our operations are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term, and by product demand that is highly variable and subject to significant downturns that may harm our business, results of operations, and financial condition.

The semiconductor industry and our operations are characterized by high costs, such as those related to facility construction and equipment, research and development, or R&D, and employment and training of a highly skilled workforce, that are either fixed or difficult to reduce in the short term. At the same time, demand for our products is highly variable and there have been downturns, often in connection with maturing product cycles as well as downturns in general economic market conditions, such as the current economic environment. These downturns have been characterized by reduced product demand, manufacturing overcapacity and resulting excess capacity charges, high inventory levels, and lower average selling prices. The combination of these factors may cause our revenue, gross margin, cash flow, and profitability to vary significantly in both the short and long term.

We operate in intensely competitive industries, and our failure to respond quickly to technological developments and incorporate new features into our products could harm our ability to compete.

We operate in intensely competitive industries that experience rapid technological developments, changes in industry standards, changes in customer requirements, and frequent new product introductions and improvements. If we are unable to respond quickly and successfully to these developments, we may lose our competitive position, and our products or technologies may become uncompetitive or obsolete. To compete successfully, we must maintain a successful R&D effort, develop new products and production processes, and improve our existing products and processes at the same pace or ahead of our competitors. We may not be able to develop and market these new products successfully, the products we invest in and develop may not be well received by customers, and products developed and new technologies offered by others may affect demand for our products. These types of events could have a variety of negative effects on our competitive position and our financial results, such as reducing our revenue, increasing our costs, lowering our gross margin percentage, and requiring us to recognize impairments of our assets.

We may be subject to litigation proceedings that could harm our business.

We may be subject to legal claims or regulatory matters involving stockholder, consumer, competition, and other issues on a global basis. As described in “Note 24: Contingencies” in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 27, 2008, we are currently engaged in a number of litigation matters, particularly with respect to competition. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. An unfavorable ruling could include monetary damages or, in cases for which injunctive relief is sought, an injunction prohibiting us from manufacturing or selling one or more products. If we were to receive an unfavorable ruling in a matter, our business and results of operations could be materially harmed.

We invest in companies for strategic reasons and may not realize a return on our investments.

We make investments in companies around the world to further our strategic objectives and support our key business initiatives. Such investments include equity or debt instruments of public or private companies, and many of these instruments are non-marketable at the time of our initial investment. These companies range from early-stage companies that are often still defining their strategic direction to more mature companies with established revenue streams and business models. The success of these companies is dependent on product development, market acceptance, operational efficiency, and other key business factors. The companies in which we invest may fail because they may not be able to secure additional funding, obtain favorable investment terms for future financings, or take advantage of liquidity events such as public offerings, mergers, and private sales. The current economic environment may increase the risk of failure for many of the companies in which we invest due to limited access to credit and reduced frequency of liquidity events. If any of these private companies fail, we could lose all or part of our investment in that company. If we determine that an other-than-temporary decline in the fair value exists for an equity investment in a public or private company in which we have invested, we write down the investment to its fair value and recognize the related write-down as an investment loss. The majority of our non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment and the wireless connectivity market segment, and declines in these market segments or changes in management’s plans with respect to our investments in these market segments could result in significant impairment charges, impacting gains/losses on equity method investments and gains/losses on other equity investments.

Furthermore, when the strategic objectives of an investment have been achieved, or if the investment or business diverges from our strategic objectives, we may decide to dispose of the investment. Our non-marketable equity investments in private companies are not liquid, and we may not be able to dispose of these investments on favorable terms or at all. The occurrence of any of these events could harm our results of operations. Additionally, for cases in which we are required under equity method accounting to recognize a proportionate share of another company’s income or loss, such income and loss may impact our earnings. Gains or losses from equity securities could vary from expectations depending on gains or losses realized on the sale or exchange of securities, gains or losses from equity method investments, and impairment charges related to debt instruments as well as equity and other investments.

Our results of operations could vary as a result of the methods, estimates, and judgments that we use in applying our accounting policies.

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on our results of operations (see “Critical Accounting Estimates” in Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 27, 2008). Such methods, estimates, and judgments are, by their nature, subject to substantial risks, uncertainties, and assumptions, and factors may arise over time that lead us to change our methods, estimates, and judgments. Changes in those methods, estimates, and judgments could significantly affect our results of operations. The current volatility in the financial markets and overall economic uncertainty increase the risk that the actual amounts realized in the future on our debt and equity investments will differ significantly from the fair values currently assigned to them.

Fluctuations in the mix of products sold may harm our financial results.

Because of the wide price differences among and within mobile, desktop, and server microprocessors, the mix and types of performance capabilities of microprocessors sold affect the average selling price of our products and have a substantial impact on our revenue and gross margin. Our financial results also depend in part on the mix of other products that we sell, such as chipsets, flash memory, and other semiconductor products. In addition, more recently introduced products tend to have higher associated costs because of initial overall development and production ramp. Fluctuations in the mix and types of our products may also affect the extent to which we are able to recover the fixed costs and investments associated with a particular product, and as a result can harm our financial results.

Our global operations subject us to risks that may harm our results of operations and financial condition.

We have sales offices, R&D, manufacturing, and assembly and test facilities in many countries, and as a result, we are subject to risks associated with doing business globally. Our global operations may be subject to risks that may limit our ability to manufacture, assemble and test, design, develop, or sell products in particular countries, which could, in turn, harm our results of operations and financial condition, including:

•	security concerns, such as armed conflict and civil or military unrest, crime, political instability, and terrorist activity;
•	health concerns;
•	natural disasters;
•	inefficient and limited infrastructure and disruptions, such as large-scale outages or interruptions of service from utilities or telecommunications providers and supply chain interruptions;
•	differing employment practices and labor issues;
•	local business and cultural factors that differ from our normal standards and practices;
•	regulatory requirements and prohibitions that differ between jurisdictions; and
•	restrictions on our operations by governments seeking to support local industries, nationalization of our operations, and restrictions on our ability to repatriate earnings.

In addition, although most of our products are sold in U.S. dollars, we incur a significant amount of certain types of expenses, such as payroll, utilities, tax, and marketing expenses, as well as certain investing and financing activities, in local currencies. Our hedging programs reduce, but do not entirely eliminate, the impact of currency exchange rate movements, and therefore fluctuations in exchange rates could harm our business operating results and financial condition. In addition, changes in tariff and import regulations and in U.S. and non-U.S. monetary policies may harm our operating results and financial condition by increasing our expenses and reducing our revenue. Varying tax rates in different jurisdictions could harm our operating results and financial condition by increasing our overall tax rate.

We maintain a program of insurance coverage for various types of property, casualty, and other risks. We place our insurance coverage with various carriers in numerous jurisdictions. The types and amounts of insurance that we obtain vary from time to time and from location to location, depending on availability, cost, and our decisions with respect to risk retention. The policies are subject to deductibles and exclusions that result in our retention of a level of risk on a self-insurance basis. Losses not covered by insurance may be substantial and may increase our expenses, which could harm our results of operations and financial condition. In addition, the recent financial crisis could pose solvency risks for our insurers, which could reduce our coverage if one or more of our insurance providers is unable to pay a claim.

Failure to meet our production targets, resulting in undersupply or oversupply of products, may harm our business and results of operations.

Production of integrated circuits is a complex process. Disruptions in this process can result from interruptions in our processes, errors, and difficulties in our development and implementation of new processes; defects in materials; disruptions in our supply of materials or resources; and disruptions at our fabrication and assembly and test facilities due to, for example, accidents, maintenance issues, or unsafe working conditions—all of which could affect the timing of production ramps and yields. We may not be successful or efficient in developing or implementing new production processes. The occurrence of any of the foregoing may result in our failure to meet or increase production as desired, resulting in higher costs or substantial decreases in yields, which could affect our ability to produce sufficient volume to meet specific product demand. The unavailability or reduced availability of certain products could make it more difficult to implement our platform strategy. We may also experience increases in yields. A substantial increase in yields could result in higher inventory levels and the possibility of resulting excess capacity charges as we slow production to reduce inventory levels. The occurrence of any of these events could harm our business and results of operations.

We may have difficulties obtaining the resources or products we need for manufacturing, assembling and testing our products, or operating other aspects of our business, which could harm our ability to meet demand for our products and may increase our costs.

We have thousands of suppliers providing various materials that we use in the production of our products and other aspects of our business, and we seek, where possible, to have several sources of supply for all of those materials. However, we may rely on a single or a limited number of suppliers, or upon suppliers in a single country, for these materials. The inability of such suppliers to deliver adequate supplies of production materials or other supplies could disrupt our production processes or could make it more difficult for us to implement our business strategy. In addition, the recent financial crisis could pose solvency risks for our suppliers, which could reduce our sources of supply or make a disruption in our supply chain more likely to occur. In addition, production could be disrupted by the unavailability of the resources used in production, such as water, silicon, electricity, and gases. The unavailability or reduced availability of the materials or resources that we use in our business may require us to reduce production of products or may require us to incur additional costs in order to obtain an adequate supply of those materials or resources. The occurrence of any of these events could harm our business and results of operations.

Costs related to product defects and errata may harm our results of operations and business.

Costs associated with unexpected product defects and errata (deviations from published specifications) due to, for example, unanticipated problems in our manufacturing processes, include:

•	writing off the value of inventory of defective products;
•	disposing of defective products that cannot be fixed;
•	recalling defective products that have been shipped to customers;

•	providing product replacements for, or modifications to, defective products; and/or
•	defending against litigation related to defective products.

These costs could be substantial and may therefore increase our expenses and lower our gross margin. In addition, our reputation with our customers or users of our products could be damaged as a result of such product defects and errata, and the demand for our products could be reduced. These factors could harm our financial results and the prospects for our business.

We may be subject to claims of infringement of third-party intellectual property rights, which could harm our business.

From time to time, third parties may assert against us or our customers alleged patent, copyright, trademark, or other intellectual property rights to technologies that are important to our business. As described in “Note 24: Contingencies” in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 27, 2008, we are currently engaged in a number of litigation matters involving intellectual property rights. We may be subject to intellectual property infringement claims from certain individuals and companies who have acquired patent portfolios for the sole purpose of asserting such claims against other companies. Any claims that our products or processes infringe the intellectual property rights of others, regardless of the merit or resolution of such claims, could cause us to incur significant costs in responding to, defending, and resolving such claims, and may divert the efforts and attention of our management and technical personnel from our business. As a result of such intellectual property infringement claims, we could be required or otherwise decide that it is appropriate to:

•	pay third-party infringement claims;
•	discontinue manufacturing, using, or selling particular products subject to infringement claims;
•	discontinue using the technology or processes subject to infringement claims;
•	develop other technology not subject to infringement claims, which could be time-consuming and costly or may not be possible; and/or
•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms.

The occurrence of any of the foregoing could result in unexpected expenses or require us to recognize an impairment of our assets, which would reduce the value of our assets and increase expenses. In addition, if we alter or discontinue our production of affected items, our revenue could be negatively impacted.

We may not be able to enforce or protect our intellectual property rights, which may harm our ability to compete and harm our business.

Our ability to enforce our patents, copyrights, software licenses, and other intellectual property rights is subject to general litigation risks, as well as uncertainty as to the enforceability of our intellectual property rights in various countries. When we seek to enforce our rights, we are often subject to claims that the intellectual property right is invalid, is otherwise not enforceable, or is licensed to the party against whom we are asserting a claim. In addition, our assertion of intellectual property rights often results in the other party seeking to assert alleged intellectual property rights of its own against us, which may harm our business. If we are not ultimately successful in defending ourselves against these claims in litigation, we may not be able to sell a particular product or family of products due to an injunction, or we may have to pay damages that could, in turn, harm our results of operations. In addition, governments may adopt regulations or courts may render decisions requiring compulsory licensing of intellectual property to others, or governments may require that products meet specified standards that serve to favor local companies. Our inability to enforce our intellectual property rights under these circumstances may harm our competitive position and our business.

Our licenses with other companies and our participation in industry initiatives may allow other companies, including our competitors, to use our patent rights.

Companies in the semiconductor industry often rely on the ability to license patents from each other in order to compete. Many of our competitors have broad licenses or cross-licenses with us, and under current case law, some of these licenses may permit these competitors to pass our patent rights on to others. If one of these licensees becomes a foundry, our competitors might be able to avoid our patent rights in manufacturing competing products.

In addition, our participation in industry initiatives may require us to license our patents to other companies that adopt certain industry standards or specifications, even when such organizations do not adopt standards or specifications proposed by us. As a result, our patents implicated by our participation in industry initiatives might not be available for us to enforce against others who might otherwise be deemed to be infringing those patents, our costs of enforcing our licenses or protecting our patents may increase, and the value of our intellectual property may be impaired.

Changes in our decisions with regard to restructuring and efficiency efforts, and other factors, could affect our results of operations and financial condition.

Factors that could cause actual results to differ materially from our expectations with regard to restructuring actions include:

•	timing and execution of plans and programs that may be subject to local labor law requirements, including consultation with appropriate work councils;
•	changes in assumptions related to severance and postretirement costs;
•	future dispositions;
•	new business initiatives and changes in product roadmap, development, and manufacturing;
•	changes in employment levels and turnover rates;
•	changes in product demand and the business environment, including changes related to the current uncertainty in global economic conditions; and
•	changes in the fair value of certain long-lived assets.

In order to compete, we must attract, retain, and motivate key employees, and our failure to do so could harm our results of operations.

In order to compete, we must attract, retain, and motivate executives and other key employees, including those in managerial, technical, sales, marketing, and support positions. Hiring and retaining qualified executives, scientists, engineers, technical staff, and sales representatives are critical to our business, and competition for experienced employees in the semiconductor industry can be intense. To help attract, retain, and motivate qualified employees, we use share-based incentive awards such as employee stock options and non-vested share units (restricted stock units). If the value of such stock awards does not appreciate as measured by the performance of the price of our common stock, or if our share-based compensation otherwise ceases to be viewed as a valuable benefit, our ability to attract, retain, and motivate employees could be weakened, which could harm our results of operations.

Our failure to comply with applicable environmental laws and regulations worldwide could harm our business and results of operations.

The manufacturing and assembling and testing of our products require the use of hazardous materials that are subject to a broad array of environmental, health, and safety laws and regulations. Our failure to comply with any of these applicable laws or regulations could result in:

•	regulatory penalties, fines, and legal liabilities;
•	suspension of production;
•	alteration of our fabrication and assembly and test processes; and
•	curtailment of our operations or sales.

In addition, our failure to manage the use, transportation, emissions, discharge, storage, recycling, or disposal of hazardous materials could subject us to increased costs or future liabilities. Existing and future environmental laws and regulations could also require us to acquire pollution abatement or remediation equipment, modify our product designs, or incur other expenses associated with such laws and regulations. Many new materials that we are evaluating for use in our operations may be subject to regulation under existing or future environmental laws and regulations that may restrict our use of one or more of such materials in our manufacturing, assembly and test processes, or products. Any of these restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our manufacturing and assembly and test processes.

Climate change poses both regulatory and physical risks that could harm our results of operations or affect the way we conduct our business.

In addition to the possible direct economic impact that climate change could have on us, climate change mitigation programs and regulation can increase our costs. For example, the cost of perfluorocompounds (PFCs), a gas that we use in our manufacturing, could increase over time under some climate-change-focused emissions trading programs that may be imposed by government regulation. If the use of PFCs is prohibited, we would need to obtain substitute materials that may cost more or be less available for our manufacturing operations. We also see the potential for higher energy costs driven by climate change regulations. Our costs could increase if utility companies pass on their costs, such as those associated with carbon taxes, emission cap and trade programs, or renewable portfolio standards. While we maintain business recovery plans that are intended to allow us to recover from natural disasters or other events that can be disruptive to our business, we cannot be sure that our plans will fully protect us from all such disasters or events. Many of our operations are located in semi-arid regions, such as Israel and the southwestern United States. Some scenarios predict that these regions may become even more vulnerable to prolonged droughts due to climate change.

Changes in our effective tax rate may harm our results of operations.

A number of factors may increase our future effective tax rates, including:

•	the jurisdictions in which profits are determined to be earned and taxed;
•	the resolution of issues arising from tax audits with various tax authorities;
•	changes in the valuation of our deferred tax assets and liabilities;
•	adjustments to income taxes upon finalization of various tax returns;
•	increases in expenses not deductible for tax purposes, including write-offs of acquired in-process research and development and impairments of goodwill in connection with acquisitions;
•	changes in available tax credits;
•	changes in tax laws or the interpretation of such tax laws, and changes in generally accepted accounting principles; and
•	our decision to repatriate non-U.S. earnings for which we have not previously provided for U.S. taxes.

Any significant increase in our future effective tax rates could reduce net income for future periods.

Interest and other, net could be harmed by macroeconomic and other factors.

Factors that could cause interest and other, net in our consolidated statements of income to fluctuate include:

•	fixed-income, equity, and credit market volatility, such as that which is being experienced in the current global economic environment;
•	fluctuations in foreign currency exchange rates;
•	fluctuations in interest rates;
•	changes in our cash and investment balances; and
•	changes in our hedge accounting treatment.

Our acquisitions, divestitures, and other transactions could disrupt our ongoing business and harm our results of operations.

In pursuing our business strategy, we routinely conduct discussions, evaluate opportunities, and enter into agreements regarding possible investments, acquisitions, divestitures, and other transactions, such as joint ventures. Acquisitions and other transactions involve significant challenges and risks, including risks that:

•	we may not be able to identify suitable opportunities at terms acceptable to us;
•	the transaction may not advance our business strategy;
•	we may not realize a satisfactory return on the investment we make;
•	we may not be able to retain key personnel of the acquired business; or
•	we may experience difficulty in integrating new employees, business systems, and technology.

When we decide to sell assets or a business, we may encounter difficulty in finding or completing divestiture opportunities or alternative exit strategies on acceptable terms in a timely manner, and the agreed terms and financing arrangements could be renegotiated due to changes in business or market conditions. These circumstances could delay the accomplishment of our strategic objectives or cause us to incur additional expenses with respect to businesses that we want to dispose of, or we may dispose of a business at a price or on terms that are less favorable than we had anticipated, resulting in a loss on the transaction.

If we do enter into agreements with respect to acquisitions, divestitures, or other transactions, we may fail to complete them due to:

•	failure to obtain required regulatory or other approvals;
•	intellectual property or other litigation;
•	difficulties that we or other parties may encounter in obtaining financing for the transaction; or
•	other factors.

Further, acquisitions, divestitures, and other transactions require substantial management resources and have the potential to divert our attention from our existing business. These factors could harm our business and results of operations.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Many factors could affect our actual results, and variances from our current expectations regarding such factors could cause actual results to differ materially from those expressed in our forward-looking statements. A detailed discussion of the factors that could cause actual results to differ materially from our published expectations, is contained under the heading “Risk Factors” above and in our SEC filings, including our Annual Report on Form 10-K for the year ended December 27, 2008 and our future annual and quarterly reports that are incorporated by reference into this prospectus. However, management cannot predict all factors, or combinations of factors, that may cause actual results to differ materially from those projected in any forward-looking statements.

Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

Description of Capital Stock

Common Stock

Under our third restated certificate of incorporation, we are authorized to issue up to ten billion shares of common stock. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of our stock. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of our stockholders. The holders of common stock are entitled to receive dividends, if any, as and when declared, from time to time, by our board of directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of our affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of February 6, 2009, there were approximately 5,562 million shares of common stock issued and outstanding.

Preferred Stock

Under the certificate of incorporation, we are authorized to issue up to 50 million shares of preferred stock. The preferred stock may be issued in one or more series, and our board of directors is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of February 6, 2009, there were no shares of preferred stock issued and outstanding.

No action by stockholder consent

Our certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of our stockholders from being taken by the written consent of stockholders without a meeting. This provision may be altered, amended or repealed only if the holders of 66 2/3% or more of voting stock vote in favor of such action.

Plan of Distribution

This prospectus relates to shares of common stock that we may offer and issue from time to time in connection with future acquisitions of other businesses, assets or securities by us or our subsidiaries. We will determine the amount and type of consideration to be offered and the other specific terms of each acquisition by us or our subsidiaries following negotiation with the owners or controlling persons of the businesses, assets or securities to be acquired. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, cash, notes or assumption of liabilities. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries.

We expect that the shares of common stock issued in connection with these transactions will be valued at a price reasonably related to the market value of our common stock either at the time an agreement is reached regarding the terms of the acquisition, at the time we issue the shares, or during some other negotiated period.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.

We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act.

Legal Matters

The validity of the common stock offered hereby has been passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California, counsel to Intel.

Experts

The consolidated financial statements of Intel Corporation appearing in Intel Corporation’s Annual Report (Form 10-K) for the year ended December 27, 2008 (including the schedule appearing therein), and the effectiveness of Intel Corporation’s internal control over financial reporting as of December 27, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

Incorporation of Documents by Reference

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Intel SEC Filings (File No. 000-06217)	Period
Annual report on Form 10-K (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein)	Year ended December 27, 2008

Current reports on Form 8-K	Filed on January 7, 2009 (only with respect to information filed under Item 2.06 of Form 8-K), January 23, 2009 and March 19, 2009.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the common stock. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement. Notwithstanding any statements to the contrary in such report, we are not incorporating by reference our current reports on Form 8-K filed on January 15, 2009 and January 21, 2009.

You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Intel Corporation

2200 Mission College Blvd., M/S RNB4-151

Santa Clara, CA 95054-1549

Attn: Corporate Secretary

(408) 765-8080

www.intel.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Company’s bylaws (the “bylaws”) provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Company shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Company or brought to enforce certain indemnification rights.

The bylaws also provide that expenses incurred by an officer or director of the Company (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Company, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Expenses incurred by other agents of the Company may be advanced upon such terms and conditions as the Board of Directors of the Company deems appropriate. Any obligation to reimburse the Company for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the bylaws shall not be adversely affected by any amendment, repeal, or modification of the bylaws; and that the Company may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the bylaws.

In addition to the above, the Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Company as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the bylaws of the Company. The Company also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index attached hereto and incorporated by reference.

(b)	Financial Statement Schedules

Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

Item 22. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	The undersigned Registrant hereby undertakes as follows:

(1)        that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2)        that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 26th day of March, 2009.

INTEL CORPORATION

By:	/s/ Stacy J. Smith
Stacy J. Smith Vice President, Chief Financial Officer and Principal Accounting Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Andy D. Bryant, Stacy J. Smith and Cary I. Klafter, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Craig R. Barrett	/s/ James D. Plummer
Craig R. Barrett Chairman of the Board and Director March 26, 2009	James D. Plummer Director March 26, 2009

/s/ Charlene Barshefsky	/s/ David S. Pottruck
Charlene Barshefsky Director March 26, 2009	David S. Pottruck Director March 26, 2009

/s/ Susan L. Decker	/s/ Jane E. Shaw
Susan L. Decker Director March 26, 2009	Jane E. Shaw Director March 26, 2009

/s/ John J. Donahoe	/s/ Stacy J. Smith
John J. Donahoe Director March 26, 2009	Stacy J. Smith Vice President, Chief Financial Officer and Principal Accounting Officer March 26, 2009

/s/ Reed E. Hundt
Reed E. Hundt Director March 26, 2009	John L. Thornton Director March __, 2009

/s/ Paul S. Otellini	/s/ Frank D. Yeary
Paul S. Otellini President, Chief Executive Officer, Director and Principal Executive Officer March 26, 2009	Frank D. Yeary Director March 26, 2009

/s/ David B. Yoffie
David B. Yoffie Director March 26, 2009

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Intel Corporation Third Restated Certificate of Incorporation dated May 17, 2006 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 22, 2006).
*4.2	Intel Corporation Bylaws, as amended November 12, 2008 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 13, 2008).
*4.3

Specimen certificate of the Registrant’s common stock (Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 8-B (file no. 000-06217), filed on May 3, 1989).

5.1	Legal opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the securities being registered under this registration statement.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Powers of Attorney (Included on Page II-5 as part of the signature pages hereto).

_________________________

*	Previously filed.